[Letterhead of The Hall Group]

                             EXHIBIT 23.1

                  CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our report dated March 17, 2011 on the consolidated financial statements of Iron Eagle Group, Inc. as of December 31, 2010 and December 31, 2009, and the related statements of operations, stockholders' equity and cash flows for the years then ended, and the inclusion of our name under the heading "Experts" in the Form S-1/A Registration Statement filed with the Securities & Exchange Commission.

/s/The Hall Group, CPAs
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The Hall Group, CPAs
Dallas, Texas

August 9, 2011